Exhibit 10.25

KORN/FERRY INTERNATIONAL

AMENDMENTS TO

PERFORMANCE AWARD PLAN

The following sets forth the amendments and modifications to the Korn/Ferry International Performance Award Plan (the “Plan”) as of June 4, 2002. Terms used herein and not otherwise defined have the meaning set forth in the Plan. These amendments and modifications have been adopted by the Board and, as applicable, the stockholders of the Company.

Paragraph (a) of the definition of Fair Market Value contained in Section 7 of the Plan was amended to read as follows:

‘“Fair Market Value” on any date means:

(a)  if the stock is listed on the New York Stock Exchange or on another national securities exchange, the closing sales price of the stock on the New York Stock Exchange or such other exchange on such date, or, if there is no trading of the stock as quoted on the New York Stock Exchange or such other exchange on such date, then the closing sales price as quoted on the New York Stock Exchange or such other exchange on the next preceding date on which there was trading in such shares;”